UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 27, 2004

INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.
(Exact name of Registrant as specified in its charter)

Bermuda	000-1095478	98-0155633
(State or other jurisdiction of incorporation or organization)	[Commission File Number]	(I.R.S. Employer Identification Number)

CLARENDON HOUSE, 2 CHURCH STREET P.O. BOX HM 1022 HAMILTON HM DX, BERMUDA
(Address of principal executive offices)

(441) 295-5950
(Registrant’s telephone number, including area code)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On July 27, 2004, Interwave Communications International Ltd. (“Interwave”) entered into an Agreement and Plan of Amalgamation by and among Alvarion Ltd., an Israeli company (“Alvarion”), Alvarion Mobile Inc., a Delaware corporation and wholly owned subsidiary of Alvarion (“Merger Sub”), and Interwave (the “Amalgamation Agreement”), pursuant to which Interwave will be amalgamated with Merger Sub (the “Amalgamation”) and Merger Sub will be the surviving company.

Under the terms of the Amalgamation Agreement, each common share of Interwave, par value $0.01 per share, will be converted into the right to receive $5.75 in cash.

The Amalgamation is expected to close in the third quarter of calendar year 2004 and is subject to customary closing conditions, including approval by the shareholders of Interwave and regulatory approvals.

In connection with the Amalgamation Agreement, directors and certain executive officers and related shareholders of Interwave entered into a voting agreement with Alvarion (the “Voting Agreement”), pursuant to which they have agreed to vote their common shares of Interwave in favor of the Amalgamation.

The foregoing descriptions of the Amalgamation Agreement and the Voting Agreement are qualified in their entirety by reference to the Amalgamation Agreement and the Voting Agreement, which are filed as Exhibits 2.1 and 99.1 hereto, respectively, and are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)                                  Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Amalgamation by and among Alvarion Ltd., Alvarion Mobile Inc. and Interwave Communications International Ltd., dated as of July 27, 2004.

99.1	Voting Agreement by and among Alvarion Ltd. and other persons identified therein, dated as of July 27, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act or 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.
(Registrant)

Date: July 29, 2004	By:	/s/ ERWIN F. LEICHTLE
Erwin F. Leichtle
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Amalgamation by and among Alvarion Ltd., Alvarion Mobile Inc. and Interwave Communications International Ltd., dated as of July 27, 2004.

99.1	Voting Agreement by and among Alvarion Ltd. and other persons identified therein, dated as of July 27, 2004